SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)	July 6, 2006
Strategic Hotels & Resorts, Inc.
(Exact Name of Registrant as Specified in its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)
001-32223	33-1082757
(Commission File Number)	(I.R.S. Employer Identification No.)
77 West Wacker Drive, Suite 4600, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)
(312) 658-5000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 6, 2006, SHR St. Francis, L.L.C., a wholly owned subsidiary of Strategic Hotel Funding, L.L.C. (“SH Funding”), the operating company of Strategic Hotels & Resorts, Inc. (the “Company”), entered into a mortgage loan with Metropolitan Life Insurance Company (the “Loan”). The principal amount of the Loan is $220,000,000 which is currently accruing interest at LIBOR + 0.70% per annum. The Loan is secured by, among other things, the Westin St. Francis San Francisco hotel. The foregoing description of the Loan is qualified in its entirety by reference to the Promissory Note, which will be attached as an exhibit to the Form 10-Q which the Company intends to file in August 2006.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 7, 2006, SHC Laguna, L.L.C., a wholly owned subsidiary of SH Funding, closed on an Internal Revenue Code Section 1031 reverse exchange transaction in connection with the previously announced acquisition of the Ritz-Carlton, Laguna Niguel hotel from SHC Laguna Niguel Mezzanine LLC (the "Seller"), for a purchase price of $330.0 million plus assumed debt of approximately $8.55 million (the "Acquisition"). Pursuant to the reverse exchange transaction, the owner of the property was acquired by a third party exchange intermediary which leases the property to SHC Laguna, L.L.C. for a period up to 180 days pending the sale of other properties that will be part of the reverse exchange. The reverse exchange was funded with cash on hand which included proceeds raised through the Company’s recent public offerings of preferred and common stock. The Company’s president and chief executive officer, Laurence S. Geller, has an ownership interest in Strategic Hotel Capital, L.L.C., the parent company of the Seller.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.

The financial statements that are required to be filed pursuant to this item will be filed by amendment to this Current Report on Form 8-K (“Form 8-K”) as soon as practicable, but not later than 71 days after the date that this Form 8-K is required to be filed.

(b)	Pro forma financial information.

The pro forma financial information that is required to be filed pursuant to this item will be filed by amendment to this Form 8-K as soon as practicable, but not later than 71 days after the date that this Form 8-K is required to be filed.

(c)	Exhibits.
Exhibit No.	Description

99.1	Press Release dated July 10, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

July 12, 2006	By:	/s/ Paula Maggio
Name:	Paula Maggio
Title:	Vice President, Secretary and General Counsel

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